UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2025

AMERICA’S CAR-MART, INC.
(Exact name of registrant as specified in its charter)

Texas	0-14939	63-0851141
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1805 North 2nd Street, Suite 401, Rogers, Arkansas 72756

(Address of principal executive offices, including zip code)

(479) 464-9944

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CRMT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 30, 2025, America’s Car-Mart, Inc., a Texas corporation (the “Company”), and its subsidiaries, Colonial Auto Finance, Inc., an Arkansas corporation (“Colonial”), America’s Car Mart, Inc., an Arkansas corporation (“ACM”), Texas Car-Mart, Inc., a Texas corporation (“TCM”), Colonial Underwriting, Inc., an Arkansas corporation (“Colonial Underwriting”), and Auto Finance Investors, Inc., a Texas corporation (“AFI”, and together with the Company, Colonial, ACM, TCM and Colonial Underwriting, the “Credit Parties”), entered into a Credit and Guarantee Agreement (the “Agreement”), dated as of October 30, 2025, by and among the Company, Colonial, ACM, TCM, Colonial Underwriting, AFI, the lenders from time to time party thereto and Silver Point Finance, LLC (“Silver Point”), as Administrative Agent and Collateral Agent.

Under the Agreement, the lending group extended a senior secured term loan facility (the “Senior Secured Credit Facility”) in an aggregate principal amount equal to $300 million with a maturity date of October 30, 2030.

The Senior Secured Credit Facility is collateralized primarily by finance receivables, inventory and equity ownership interests of certain subsidiaries of the Credit Parties, and contains a guarantee by each Credit Party.

Interest under the Agreement is payable each month or every three months, depending on the interest period selected by the Borrowers pursuant to the terms of the Agreement. The applicable interest rate is (a) with respect to any loans comprising Term Benchmark Loans (as defined in the Agreement), 7.50% per annum, and (b) with respect to any loans comprising Base Rate Loans (as defined in the Agreement), 6.50% per annum.

The Agreement contains various reporting and performance covenants including, but not limited to, (i) maintenance of certain financial ratios and metrics, (ii) limitations on certain amounts and types of borrowings from other sources, (iii) restrictions on certain operating activities and (iv) limitations on the payment of dividends or distributions.

As is customary, the Agreement contains events of default that would permit the lenders to accelerate the loans if not cured within applicable grace periods, including, but not limited to, the failure to make timely payments under the Agreement, the failure to satisfy covenants, a change in control of the Company’s management or its subsidiaries, specified events of bankruptcy or insolvency, certain events with respect to securitizations, and certain consumer regulatory actions against the Company or its subsidiaries. The Company has guaranteed the obligations of its subsidiaries under the Agreement. In addition, any obligations of its subsidiaries to the Company and to its other subsidiaries are subordinated to the obligations under the Agreement.

As a closing requirement of the Agreement, on or prior to November 14, 2025, the Company is required to terminate its loan and security agreement with Atlas Securitized Products Funding 1, L.P. and its servicing affiliate, under which the Company’s affiliate borrowed $150 million through an amortizing warehouse loan facility in July 2024 that it repaid in full in October 2024. The Company currently has no outstanding borrowings under the Atlas agreement.

The descriptions above are summaries and are qualified in their entirety by the Agreement, which is filed as an exhibit to this report and is incorporated herein by reference.

In connection with the Agreement, the Company also issued Silver Point and certain of its affiliates warrants to purchase up to an aggregate of 937,487 shares of the Company’s common stock at an exercise price of $22.63, subject to customary adjustments as provided in the terms of the warrants. The warrants are exercisable, in whole or in part, for cash or on a cashless net share settlement basis at any time after issuance. The warrants will expire on October 30, 2031 and include customary registration rights for the resale of the underlying shares. The warrants were issued, and the shares of common stock issuable upon exercise of the warrants are expected to be issued, in reliance on the exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended. The foregoing description is not complete and is qualified in its entirety by reference to the text of the warrants set forth in the Form of Common Stock Purchase Warrant, dated October 30, 2025, in Exhibit 4.1 attached to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On October 30, 2025, the Company and its subsidiaries used a portion of the proceeds from the Senior Secured Credit Facility to fully repay the outstanding balance under the Company’s $350 million asset-backed revolving line of credit. In connection with the payoff of the revolving line of credit, the Company terminated the Third Amended and Restated Loan and Security Agreement, dated September 30, 2019, as subsequently amended, among the Company, Colonial, ACM, TCM and certain financial institutions, with BMO Harris Bank, N.A., as Agent, Lead Arranger and Book Manager (the “Prior Agreement”). As of October 30, 2025, the outstanding balance under the revolving line of credit was $162.9 million. The Company incurred $1.8 million of prepayment penalties in connection with the termination of the Prior Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 7.01.	Regulation FD Disclosure.

On October 30, 2025, the Company issued a press release announcing that it had entered into the Agreement set forth under Item 1.01 of this Current Report on Form 8-K and issued the warrant described therein. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and such information shall not be deemed to be incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

4.1	Form of Common Stock Purchase Warrant, dated October 30, 2025.

10.1	Credit and Guaranty Agreement, dated October 30, 2025, among Colonial Auto Finance, Inc., an Arkansas corporation, America’s Car Mart, Inc., an Arkansas corporation, and Texas Car-Mart, Inc., a Texas corporation, as Borrowers; America’s Car-Mart, Inc., a Texas corporation, and certain subsidiaries of the Borrowers, as Guarantors; and certain financial institutions, as Lenders, with Silver Point Finance, LLC, as Administrative Agent and Collateral Agent

99.1	Press release announcing Credit and Guaranty Agreement, dated October 30, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America’s Car-Mart, Inc.

Date: November 5, 2025	/s/Jonathan M. Collins Jonathan M. Collins Chief Financial Officer (Principal Financial Officer)